Exhibit 99.2

NEWMARKET CORPORATION AND SUBSIDIARIES

SEGMENT RESULTS AND OTHER FINANCIAL INFORMATION

(In millions except per share amounts, unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Net sales:
Petroleum additives	$323.9	$267.4	$948.4	$773.6
Tetraethyl lead	1.2	3.5	8.7	8.3

Total	$325.1	$270.9	$957.1	$781.9

Segment operating profit:
Petroleum additives before special item	$27.8	$16.8	$80.6	$42.4
Special item (a)	2.6	—	2.6	—

Petroleum additives	30.4	16.8	83.2	42.4

Tetraethyl lead before special item	—	5.5	2.5	15.3
Special item (b)	—	—	—	3.9

Tetraethyl lead	—	5.5	2.5	19.2

Contract manufacturing and other	0.9	0.2	3.2	1.8

Segment operating profit	31.3	22.5	88.9	63.4

Corporate unallocated expense	(3.9)	(3.6)	(9.8)	(9.8)
Special items (c)	5.3	2.9	13.0	2.9
Interest expense	(3.9)	(4.1)	(11.7)	(12.9)
Other income (expense), net	1.0	—	2.3	(0.2)

Income before income taxes	$29.8	$17.7	$82.7	$43.4

Net income:
Earnings excluding special items	$14.0	$10.3	$43.3	$25.6
Special items (a) (b) (c) (d)	4.9	3.1	9.8	5.6

Net income	$18.9	$13.4	$53.1	$31.2

Basic earnings per share:
Earnings excluding special items	$0.82	$0.61	$2.51	$1.51
Special items (a) (b) (c) (d)	0.28	0.18	0.57	0.33

Basic earnings per share	$1.10	$0.79	$3.08	$1.84

Diluted earnings per share:
Earnings excluding special items	$0.81	$0.59	$2.49	$1.48
Special items (a) (b) (c) (d)	0.28	0.18	0.56	0.32

Diluted earnings per share	$1.09	$0.77	$3.05	$1.80

Notes to Segment Results and Other Financial Information

Certain prior period amounts have been reclassified to conform to the current presentation. There was no impact on net income in any period.

(a)	The 2006 special item in petroleum additives represents the gain associated with a legal settlement related to transportation charges. The after tax gain amounted to $1.6 million.

(b)	The 2005 special item in TEL represents the gain associated with the insurance settlement related to premises asbestos liabilities. The after tax gain amounted to $2.5 million.

(c)	Both third quarter and nine months 2006 include a $5.3 million gain ($3.3 million after tax) related to an earn-out agreement for certain pharmaceutical intellectual property that we sold in 1994. Nine months 2006 also includes a $3.3 million gain ($2.0 million after tax) on the sale of property, as well as a $4.4 million gain for interest on an income tax settlement ($2.9 million after tax). The 2005 special item is a gain of $2.9 million ($1.8 million after tax) on the sale of corporate property.

(d)	Net income for the three and nine months ended September 30, 2005 includes a benefit of $1.3 million related to the settlement of certain tax years with the Internal Revenue Service.

NEWMARKET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands except per share amounts, unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Net sales	$325,119	$270,932	$957,135	$781,888
Cost of goods sold	258,955	217,761	757,266	633,443

Gross profit	66,164	53,171	199,869	148,445

Operating profit from TEL marketing agreements services	3,238	6,352	6,426	19,629

Selling, general, and administrative expenses	27,794	24,967	79,260	71,229
Research, development, and testing expenses	16,582	15,919	50,264	47,996
Special items income (a)	7,843	2,878	11,093	6,746

Operating profit	32,869	21,515	87,864	55,595

Interest and financing expenses	3,917	4,138	11,689	12,920
Other income, net (b)	859	372	6,502	743

Income before income taxes	29,811	17,749	82,677	43,418
Income tax expense (c)	10,890	4,348	29,615	12,188

Net income	$18,921	$13,401	$53,062	$31,230

Basic earnings per share	$1.10	$0.79	$3.08	$1.84

Diluted earnings per share	$1.09	$0.77	$3.05	$1.80

Shares used to compute basic earnings per share	17,257	17,042	17,204	17,013

Shares used to compute diluted earnings per share	17,409	17,317	17,405	17,312

Notes to Consolidated Statements of Income

(a)	Both third quarter and nine months 2006 include a $5.3 million gain ($3.3 million after tax) related to an earn-out agreement for certain pharmaceutical intellectual property that we sold in 1994. In addition, both 2006 periods also include a gain of $2.6 million ($1.6 million after tax) associated with a legal settlement related to transportation charges. Nine months 2006 also includes a $3.3 million gain ($2.0 million after tax) on the sale of property.

Both third quarter and nine months 2005 include a gain of $2.9 million ($1.8 million after tax) on the sale of corporate property. Nine months 2005 also includes a gain of $3.9 million ($2.5 million after tax) associated with the insurance settlement related to premises asbestos liabilities.

(b)	Other income, net for nine months 2006 includes a gain of $4.4 million for interest on an income tax settlement. The after tax gain amounted to $2.9 million.

(c)	Income tax expense for both 2005 periods includes a benefit of $1.1 million related to the settlement of certain open tax years with the Internal Revenue Service.

NEWMARKET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	September 30 2006	December 31 2005
ASSETS

Current assets:
Cash and cash equivalents	$86,670	$56,413
Restricted cash	240	1,419
Trade and other accounts receivable, less allowance for doubtful accounts ($832 - 2006; $1,045 - 2005)	190,793	189,460
Inventories	180,766	151,999
Deferred income taxes	8,073	9,289
Prepaid expenses	7,063	3,119

Total current assets	473,605	411,699

Property, plant and equipment, at cost	742,593	764,945
Less accumulated depreciation and amortization	587,678	610,939

Net property, plant and equipment	154,915	154,006

Prepaid pension cost	17,663	18,316
Deferred income taxes	19,791	23,157
Other assets and deferred charges	39,987	44,480
Intangibles, net of amortization	46,617	49,874

Total assets	$752,578	$701,532

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$83,249	$88,350
Accrued expenses	59,823	58,847
Dividends payable	2,167	—
Book overdraft	4,266	4,222
Long-term debt, current portion	671	640
Income taxes payable	14,305	14,728

Total current liabilities	164,481	166,787

Long-term debt	152,675	153,189
Other noncurrent liabilities	116,778	115,496
Shareholders’ equity
Common stock and paid in capital (without par value) Issued - 17,272,259 in 2006 and 17,081,559 in 2005	87,379	85,162
Accumulated other comprehensive loss	(26,734)	(30,511)
Retained earnings	257,999	211,409

	318,644	266,060

Total liabilities and shareholders’ equity	$752,578	$701,532